EXHIBIT 25.1


               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549
                  _____________________________

                            FORM T-1

                    STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  _____________________________

___CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b) (2)


          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
       (Exact name of trustee as specified in its charter)

A National Banking Association               41-1592157
(Jurisdiction of incorporation or            (I.R.S. Employer
organization if not a U.S. national          Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota                       55479
(Address of principal executive offices)     (Zip code)

                  _____________________________

                         Medimmune, Inc.
       (Exact name of obligor as specified in its charter)


Delaware                                     54-1555759
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

35 West Watkins Mill Road
Gaithersburg, MD                             20878
(Address of principal executive offices)     (Zip code)

                  _____________________________

           7% Convertible Subordinated Notes due 2003
               (Title of the indenture securities)


Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.

               Federal Deposit Insurance Corporation
               Washington, D.C.

               The Board of Governors of the Federal Reserve
               System
               Washington, D.C.

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise
               corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16.  List of Exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.
                    Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

     Exhibit 1.     a.   A copy of Articles of Association
                    of the trustee now in effect. *

     Exhibit 2.     a.   A copy of the certificate of
                    authority of the trustee to commence
                    business issued June 28, 1872, by the
                    Comptroller of the Currency to The
                    Northwestern National Bank of
                    Minneapolis.*

                    b.   A copy of the certificate of the
                    Comptroller of the Currency dated
                    January 2, 1934, approving the
                    consolidation of the Northwestern
                    National Bank of Minneapolis and the
                    Minnesota Loan and Trust Company of
                    Minneapolis.*

                    c.   A copy of the certificate of the
                    Acting Comptroller of the Currency dated
                    January 12, 1943, as to change of
                    corporate title of Northwestern National
                    Bank and Trust Company of Minneapolis to
                    Northwestern National Bank of
                    Minneapolis.*

                    d.   A copy of the certificate of the
                    Comptroller of the Currency dated
                    May 1, 1983, authorizing Norwest Bank
                    Minneapolis, National Association, to
                    act as fiduciary.*

     Exhibit 3.     A copy of the authorization of the
                    trustee to exercise corporate trust
                    powers issued January 2, 1934, by the
                    Federal Reserve Board.*

     Exhibit 4. Copy of By-laws of the trustee as now in effect.*

     Exhibit 5.     Not applicable.

     Exhibit 6.     The consent of the trustee required by
                    Section 321(b) of the Act.

     Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

     Exhibit 8. A copy of the certificate dated May 10, 1983 of name change from Northwestern National Bank Minneapolis to Norwest Bank Minneapolis, National Association.*

     Exhibit 9.     A copy of the certificate dated
                    January 11, 1988, of name change from
                    Norwest Bank Minneapolis, National
                    Association to Norwest Bank Minnesota,
                    National Association.*


     * Incorporated by reference to the exhibit of the same number filed with the registration statement number 33-66086.

     ** Incorporated by reference to the exhibit of the same number filed with the registration statement number 333-07005.

                            SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 23rd day of September, 1996.


                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/Curtis D. Schwegman
                         Assistant Vice President







                            EXHIBIT 6




September 23, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321 (b) of the Trust Indenture
Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal or State authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                         Very truly yours,

                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION

                         /s/Curtis D. Schwegman
                         Assistant Vice President